Exhibit 15.1

Consent of independent registered public accounting firm

We have issued our report dated April 29, 2025, with respect to the consolidated financial statements included in the Annual Report of Marti Technologies, Inc. on Form 20-F for the year ended December 31, 2024. We consent to the incorporation by reference in the registration statement (No. 333-273543) on Form F-3 and the registration statements (No. 333-274779 and No. 333-284162) on Form S-8, with respect to the consolidated financial statements of Marti Technologies, Inc.

/s/ Grant Thornton Audit and Accounting Limited (Dubai Branch)

Dubai, United Arab Emirates

April 29, 2025